EXHIBIT 99.2


                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                         PURSUANT TO 18 U.S.C. ss. 1350,
                              AS ADOPTED PURUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of CCC GlobalCom Corporation on form 10-KSB for the period ending December 31, 2002, as filed with the Securities and
Exchange Commission on the date hereof, I, Mario H. Hernandez, Controller/Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:


      (1) the Report complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange act of 1934; and

      (2) the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By  /s/  Mario H. Hernandez
--------------------------------------
Mario H. Hernandez
Controller/Principal Financial Officer
April 15, 2003